KATY NEWS
FOR IMMEDIATE RELEASE

KATY INDUSTRIES, INC.
REPORTS 2006 FIRST QUARTER RESULTS

ARLINGTON, VA - May 1, 2006 - Katy Industries, Inc. (NYSE: KT) today reported a net loss in the first quarter of 2006 of ($2.8) million [($0.35) per share], versus a net loss of ($2.7) million [($0.34) per share], in the first quarter of 2005, as adjusted to exclude restructuring and other non-recurring or unusual items, which are discussed below. Including these items, Katy reported a net loss in the first quarter of 2006 of ($5.8) million [($0.73) per share], versus a net loss of ($4.7) million [($0.59) per share], in the same period of 2005. The operating loss, as adjusted to exclude all restructuring and other non-recurring or unusual items, was ($2.6) million [(3.1%) of net sales] in the first quarter of 2006, compared to an operating loss, as adjusted, of ($3.0) million [(3.2)% of net sales] in the same period in 2005. Net income (loss), as adjusted, and operating income (loss), as adjusted, are non-GAAP financial measures and are further discussed below.

During the first quarter of 2006, Katy reported restructuring and other non-recurring or unusual items of ($1.5) million pre-tax [($0.19) per share], including severance, restructuring and related costs of ($0.8) million and costs of ($0.7) million related to the cumulative effect of a change in accounting principle for the implementation of SFAS No. 123R, Accounting for Stock-Based Compensation. During the first quarter of 2005, Katy reported severance, restructuring and related costs of ($0.2) million pre-tax [($0.02) per share]. Details regarding these items are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” accompanying this press release.

Financial highlights for the first quarter of 2006, as compared to the same period in the prior year, included:

•
Net sales in the first quarter of 2006 were $83.9 million, down $11.6 million compared to the same period in 2005 primarily due to weaker sales in both operating segments, the Electrical Products Group and the Maintenance Products Group. Overall, the decrease of 12% resulted from lower volumes of 17% offset by higher pricing of 5%. Lower net sales in the Maintenance Group resulted from lower volumes with our consumer plastics business as well as other business units selling into mass merchants, several of whom reduced their inventory levels and related order positions. Lower net sales in the Electrical Group reflect a promotional program in 2005 which was not repeated in 2006. Both operating segments were able to reduce the impact of lower volume by increased pricing.

•
Gross margins were 13.2% in the first quarter of 2006, versus 10.1% in the first quarter of 2005. In 2005, our margins were negatively impacted by higher raw material costs, a significant portion of which were not passed on through price increases. In 2006, our margin improvement reflects our ability to recover the higher raw material costs throughout our businesses partially through price increases and also through cost reduction and efficiency initiatives.

•
Selling, general and administrative expenses were $1.1 million higher than the first quarter of 2005. These costs represented 16.2% of sales in the first quarter of 2005, an increase from 13.1% of sales for the same period of 2005. The increase in percentage reflects the fixed nature of these expenses as a percentage of net sales as well as the variance of $1.1 million in compensation cost recognized in these quarters related to stock awards. This variance in compensation cost amounted to 1.3% of net sales in the first quarter of 2006.

•
On January 1, 2006, Katy adopted SFAS No. 123R, Accounting for Stock-Based Compensation (SFAS No. 123R). The first quarter of 2006 includes a cumulative effect of a change in accounting principle of $0.8 million for the impact of recognizing the fair value of our liability awards (stock appreciation rights). The adoption of SFAS No. 123R did not result in a cumulative adjustment associated with our equity awards (stock options); however, Katy did begin to recognize compensation cost of $0.2 million within selling and administrative expenses for the fair value of stock options not yet vested.

•
Debt at March 31, 2006 was $65.5 million [57% of total capitalization], versus $56.8 million [47% of total capitalization] at March 31, 2005. The increase in the ratio of debt to total capitalization was principally due to lower stockholders equity which resulted from the net loss reflected in 2005 and increase in working capital requirements in 2006 as compared to 2005. Cash on hand at March 31, 2006 was $3.0 million, versus $7.1 million at March 31, 2005.

•
Katy used free cash flow of $7.8 million during the three month period ended March 31, 2006 versus generating $0.6 million of free cash flow during the three month period ended March 31, 2005. The decline in free cash flow was primarily attributable to an investment in inventory in the first quarter of 2006 versus an inventory reduction in the first quarter of 2005.

Katy expects current liquidity trends to generally improve throughout 2006 as inventory is being reduced (except for seasonal builds in the Electrical Products Group in the second and third quarters), and be more reflective of 2005 by the end of the year. Other elements of working capital are being managed and capital expenditures are expected to be lower in 2006. Free cash flow, a non-GAAP financial measure, is discussed further below.

•	Katy was in compliance with the amended covenants in the Bank of America Credit Agreement at March 31, 2006 and expects to be in compliance for the balance of 2006.

•
Katy has substantially completed its restructuring program for current programs as of March 31, 2006. The remaining severance, restructuring and related costs for these initiatives (mostly related to the consolidation of our abrasives facilities and the corporate relocation) are not expected to exceed $0.5 million.

“Our Electrical Products Group performed well against a strong 2005 first quarter as 2006 was challenging given the inventory positions of our key customers,” said Anthony T. Castor III, Katy’s President and Chief Executive Officer. “In addition, our Maintenance Product Group was able to execute pricing changes more effectively in 2006 which allowed us to show margin improvement in this segment,” added Mr. Castor.

At the end of the first quarter, Katy moved its corporate headquarters from Middlebury, CT to Arlington, VA.

Non-GAAP Financial Measures

To provide transparency about measures of Katy’s financial performance which management considers most relevant, we supplement the reporting of Katy’s consolidated financial information under GAAP with certain non-GAAP financial measures, including Net Income (Loss), as adjusted, Net Income (Loss), as adjusted per share, Operating Income (Loss) and Operating Income (Loss) as adjusted, as a percentage of sales; and Free Cash Flow. Details regarding these measures and reconciliations of these non-GAAP measures to comparable GAAP measures are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” and “Statements of Cash Flows” accompanying this press release. These non-GAAP financial measures should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financials measures to analyze our performance would have material limitations because their calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both the GAAP and non-GAAP measure reflected below to understand and analyze the results of its business. Katy believes the presentation of these measures is nonetheless useful to investors for the following reasons:

Net Income (Loss), as adjusted, Net Income (Loss), as adjusted per share, Operating Income (Loss) and Operating Income (Loss) as adjusted, as a percentage of sales: All of these non-GAAP operating measurements adjust the corresponding GAAP measurement to exclude restructuring and other non-recurring and unusual items, as appropriate. Following the recapitalization of the company in 2001, a comprehensive restructuring program became essential to the future viability of Katy. All other non-recurring and unusual items are typically indicative of non-cash impacts to Katy’s results of operations. These non-GAAP measures are used by management as Katy believes that these measures are more indicative of the company’s underlying business performance and that eliminating restructuring and other non-recurring and unusual charges provides more meaningful year-to-year comparison of the company’s operations. Katy believed that the restructuring charges would be non-recurring as the restructuring was expected to be substantially completed in mid-2004 but was delayed due to issues with the consolidation of the company’s abrasives facilities. After the substantial completion of this consolidation in 2005, Katy expects that remaining restructuring charges and all other non-recurring and unusual items will not be material.

Free Cash Flow: Free cash flow is defined by Katy as cash flow from operations less capital expenditures and cash dividends paid. Katy believes that free cash flow is useful to management and investors in measuring cash generated that is available for repayment of debt obligations, investment in growth through acquisitions, new business development and stock repurchases.

This press release may contain various forward-looking statements.  The forward-looking statements are based on the beliefs of Katy's management, as well as assumptions made by, and information currently available to, the company's management.  Additionally, the forward-looking statements are based on Katy's current expectations and projections about future events and trends affecting the financial condition of its business.  The forward-looking statements are subject to risks and uncertainties, detailed from time to time in Katy's filings with the SEC that may lead to results that differ materially from those expressed in any forward-looking statement made by the company or on its behalf.  Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation with interests primarily in Maintenance Products and Electrical Products.

Company contact:
Katy Industries, Inc.
Amir Rosenthal
(703) 236-4300

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS - UNAUDITED
(In thousands, except per share data)

	Three Months Ended March 31,
	2006	2005

Net sales	$83,896	$95,513
Cost of goods sold	72,781	85,832
Gross profit	11,115	9,681
Selling, general and administrative expenses	13,580	12,527
Severance, restructuring and related charges	782	172
Loss on sale of assets	102	186
Operating loss	(3,349)	(3,204)
Interest expense	(1,771)	(1,264)
Other, net	337	(48)
Loss before provision for income taxes	(4,783)	(4,516)
Provision for income taxes	252	132
Loss before cumulative effect of a change in accounting principle	(5,035)	(4,648)
Cumulative effect of a change in accounting principle (net of tax)	(756)	-
Net loss	$(5,791)	$(4,648)

Loss per share of common stock - basic and diluted:

Loss before cumulative effect of a change in accounting principle	$(0.63)	$(0.59)
Cumulative effect of a change in accounting principle	(0.10)	-
Net loss	$(0.73)	$(0.59)

Weighted average common shares outstanding - basic and diluted	7,971	7,945

Other Information:

Working capital	$377	$12,811
Working capital, exclusive of deferred tax assets and liabilities and debt
classified as current	$52,850	$54,335
Long-term debt, including current maturities	$65,477	$56,789
Stockholders' equity	$49,846	$63,538
Capital expenditures	$816	$1,403

KATY INDUSTRIES, INC. RECONCILIATIONS OF GAAP RESULTS
TO RESULTS EXCLUDING CERTAIN UNUSUAL ITEMS - UNAUDITED
(In thousands, except percentages and per share data)
	Three Months Ended March 31,
	2006	2005
Reconciliation of net loss to net loss, as adjusted:
Net loss	$(5,791)	$(4,648)
Unusual items:
Cumulative effect of a change in accounting principle	756	-
Severance, restructuring and related charges	782	172
Adjustment to reflect a more normalized effective tax rate excluding
unusual items	1,485	1,783
Net loss, as adjusted	$(2,768)	$(2,693)

Net loss, as adjusted per share - basic and diluted:
Net loss per share	$(0.73)	$(0.59)
Unusual items per share	0.19	0.02
Adjustment to reflect a more normalized effective tax rate excluding
unusual items per share	0.19	0.23
Net loss, as adjusted per share	$(0.35)	$(0.34)

Weighted average common shares outstanding:
Basic and diluted	7,971	7,945

Operating loss, as adjusted:

Operating loss	$(3,349)	$(3,204)
Severance, restructuring and related charges	782	172
Operating loss, as adjusted:	$(2,567)	$(3,032)
Operating loss, as adjusted, as a % of sales	-3.1%	-3.2%

KATY INDUSTRIES, INC. SEGMENT INFORMATION - UNAUDITED
(In thousands)

	Three Months Ended March 31,
	2006	2005
Net sales:
Maintenance Products Group	$58,051	$61,473
Electrical Products Group	25,845	34,040
	$83,896	$95,513

Operating income (loss), as adjusted:
Maintenance Products Group	$494	$(4,279)
Electrical Products Group	14	2,913
Unallocated corporate expense	(3,075)	(1,666)
	$(2,567)	$(3,032)

KATY INDUSTRIES, INC. BALANCE SHEETS - UNAUDITED
(In thousands)

Assets	March 31,	December 31,	March 31,
Current assets:	2006	2005	2005
Cash and cash equivalents	$3,001	$8,421	$7,099
Accounts receivable, net	46,503	63,612	50,288
Inventories, net	67,960	62,799	61,900
Other current assets	3,822	3,600	5,287
Total current assets	121,286	138,432	124,574

Other assets:
Goodwill	665	665	2,239
Intangibles, net	6,827	6,946	7,352
Other	8,605	8,643	9,581
Total other assets	16,097	16,254	19,172

Property and equipment	155,101	156,257	148,724
Less: accumulated depreciation	(98,944)	(98,260)	(90,763)
Property and equipment, net	56,157	57,997	57,961

Total assets	$193,540	$212,683	$201,707

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$27,379	$47,449	$27,070
Accrued expenses	40,196	41,784	42,190
Current maturities of long-term debt	2,857	2,857	2,857
Revolving credit agreement	50,477	41,946	39,646
Total current liabilities	120,909	134,036	111,763

Long-term debt, less current maturities	12,143	12,857	14,286
Other liabilities	10,642	10,497	12,120
Total liabilities	143,694	157,390	138,169

Stockholders' equity:
Convertible preferred stock	108,256	108,256	108,256
Common stock	9,822	9,822	9,822
Additional paid-in capital	26,829	27,016	25,111
Accumulated other comprehensive income	3,167	3,158	4,165
Accumulated deficit	(76,206)	(70,415)	(61,906)
Treasury stock	(22,022)	(22,544)	(21,910)
Total stockholders' equity	49,846	55,293	63,538

Total liabilities and stockholders' equity	$193,540	$212,683	$201,707

KATY INDUSTRIES, INC. STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)
	Three Months Ended March 31,
	2006	2005
Cash flows from operating activities:
Net loss	$(5,791)	$(4,648)
Cumulative effect of a change in accounting principle	756	-
Depreciation and amortization	2,672	2,847
Amortization of debt issuance costs	287	276
Stock option expense	191	-
Loss on sale of assets	102	186
	(1,783)	(1,339)
Changes in operating assets and liabilities:
Accounts receivable	17,221	16,164
Inventories	(5,136)	3,627
Other assets	(170)	(942)
Accounts payable	(14,790)	(11,839)
Accrued expenses	(1,600)	(2,964)
Other, net	(684)	(738)
	(5,159)	3,308

Net cash (used in) provided by operating activities	(6,942)	1,969

Cash flows from investing activities:
Capital expenditures	(816)	(1,403)
Collections of note receivable from sale of subsidiary	-	71
Proceeds from sale of assets	163	-
Net cash used in investing activities	(653)	(1,332)

Cash flows from financing activities:
Net borrowings (repayments) on revolving loans	8,578	(466)
Decrease in book overdraft	(5,360)	-
Repayments of term loans	(714)	(1,429)
Direct costs associated with debt facilities	(165)	(138)
Repurchases of common stock	(4)	-
Proceeds from the exercise of stock options	147	-
Net cash provided by (used in) financing activities	2,482	(2,033)

Effect of exchange rate changes on cash and cash equivalents	(307)	(30)
Net decrease in cash and cash equivalents	(5,420)	(1,426)
Cash and cash equivalents, beginning of period	8,421	8,525
Cash and cash equivalents, end of period	$3,001	$7,099

Reconciliation of free cash flow to GAAP Results:

Net cash (used in) provided by operating activities	$(6,942)	$1,969
Capital expenditures	(816)	(1,403)
Free cash flow	$(7,758)	$566